Exhibit 99.1

Investor Relations Contact Tim Smith, 703-854-0348

For immediate release	Media Contact
November 7, 2012	Meghan Lublin, 703-854-0299

Sunrise Reports Financial Results for Third Quarter of 2012

MCLEAN, VA - Sunrise Senior Living, Inc. (NYSE: SRZ) today reported financial results and operating data for the third quarter of 2012.

Mark Ordan, Sunrise’s chief executive officer, commented on the quarter, “We are very pleased with our third quarter results leading up to the completion of our merger with Health Care REIT that we anticipate will close in early 2013.”

2012 Third Quarter Results

In the third quarter of 2012, Sunrise reported net income of $21.1 million or $0.35 per fully diluted share, as compared to a net loss of $(8.7) million, or $(0.15) per fully diluted share, for the third quarter of 2011.  Sunrise’s third quarter 2012 results included a $30.7 million gain resulting from the sale of five venture-owned communities and $9.6 million in transaction costs related to the proposed merger with Health Care REIT, Inc. (NYSE: HCN) and the related proposed sale of Sunrise’s management business to Red Fox Management LP, a newly formed entity in which affiliates of Kohlberg Kravis Roberts & Co. L.P., affiliates of Beecken Petty O’Keefe & Company, Coastwood Senior Housing Partners LLC and Health Care REIT will invest.

Adjusted EBITDAR for the third quarter of 2012 was $30.0 million as compared to $36.5 million for the third quarter of 2011.  The decrease in adjusted EBITDAR was due primarily to transaction costs related to the proposed merger with Health Care REIT and management business sale.

Adjusted EBITDAR is used by management to focus on income generated from the ongoing operations of the Company.  This is a measure of operating performance that is not calculated in accordance with U.S. GAAP and should not be considered as a substitute for income/(loss) from operations or net income/(loss).  For a reconciliation of this measure, please refer to the attached table “Reconciliation for EBITDA, Adjusted EBITDA and Adjusted EBITDAR.”

Cash and Liquidity Update

Sunrise had $106.5 million of unrestricted cash at September 30, 2012.  Subsequent to the end of the third quarter, the balance of $24.2 million on the liquidating trust notes was paid in full in November, 2012.  As of September 30, 2012, the principal amount of Sunrise’s consolidated debt was $528.9 million, as compared to $607.4 million at December 31, 2011, a decrease of $78.5 million.  The decrease in consolidated debt primarily relates to its Connecticut Avenue community moving off balance sheet totaling $27.8 million and the pay down of $39 million in outstanding draws against the Company’s credit facility.

As of September 30, 2012, there was no outstanding balance against the Company’s credit facility and the Company had $9.9 million in letters of credit outstanding.

Proposed Merger with Health Care REIT and Management Business Sale

On August 21, 2012, Sunrise entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Health Care REIT, pursuant to which the parties agreed that, upon satisfaction of the terms and subject to the conditions set forth in the Merger Agreement, Health Care REIT would acquire Sunrise in an all-cash merger in which Sunrise’s stockholders would receive $14.50 in cash for each share of Sunrise common stock, Sunrise shareholders will be entitled to receive additional transaction consideration under certain circumstances if the merger is completed after February 21, 2013 as described further in the Company’s Form 8-K filed on August 22, 2012 and the Company’s preliminary proxy statement filed on September 28, 2012 with the Securities and Exchange Commission.

In connection with the Merger Agreement, on September 13, 2012, Sunrise, at the request of Health Care REIT, entered into a Membership Interest Purchase Agreement with Red Fox Management LP, pursuant to which Sunrise would sell its management business and certain additional assets and liabilities for a purchase price of $129.5 million in cash.  This transaction has been agreed within the framework of the Merger Agreement, which contemplated a sale or other disposition of Sunrise’s management business to take effect immediately prior to the consummation of the acquisition of Sunrise by Health Care REIT.

Sunrise announced today that a special meeting of stockholders will be held on Monday, January 7, 2013, at which Sunrise will seek stockholder approval of the Merger Agreement with Health Care REIT and certain related matters.   Stockholders of record as of the close of business on November 21, 2012 will be entitled to vote at the special meeting.  Approval of the Merger Agreement by the Sunrise stockholders is a condition to the completion of the merger with Health Care REIT.

In addition, Sunrise today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), applicable to the proposed merger with Health Care REIT expired on October 26, 2012 and the waiting period under the HSR Act applicable to the related proposed management business sale expired on November 2, 2012.  Expiration of the applicable waiting periods under the HSR Act satisfies a condition to the completion of each of these transactions.

The completion of each transaction remains subject to other customary conditions.

The Company has filed a preliminary proxy statement and will file a definitive proxy statement with the U.S. Securities and Exchange Commission in connection with the proposed merger with Health Care REIT.  Stockholders of the Company are urged to read the definitive proxy statement when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the definitive proxy statement, as well as other filings containing information about the Company and the merger, when available, without charge, at the U.S. Securities and Exchange Commission’s Internet site (www.sec.gov).  In addition, copies of the definitive proxy statement and other filings containing information about the Company and the proposed merger can be obtained, when available without charge, by directing a request to Sunrise Senior Living, Inc., Attention: Investor Relations, 7900 Westpark Drive, McLean, Virginia 22102, by phone at (703) 273-7500, or on the Company’s website at www.sunriseseniorliving.com.

The Company, Health Care REIT and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed merger. You can find information about the Company’s executive officers and directors in the Company’s definitive annual proxy statement filed with the SEC on March 23, 2012. You can find information about Health Care REIT’s executive officers and directors in Health Care REIT’s definitive annual proxy statement filed with the SEC on March 29, 2012. You can obtain free copies of the Company’s annual proxy statement, and the Company’s definitive proxy statement in connection with the proposed merger (when it becomes available), by contacting the Company’s investor relations department. Additional information regarding the interests of the Company’s directors and executive officers will be included in the definitive proxy statement and the other relevant documents filed with the SEC when they become available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Venture Sale of Five Communities

On August 31, 2012, ventures in the U.K. in which Sunrise is a member sold five communities to HCN UK Investments Limited for an aggregate purchase price of £154 million ($243.6 million).  Sunrise received approximately $56.1 million in cash from the transaction and recognized $30.7 million in return on investment which is included in Sunrise’s share of earnings (loss) and return on investment in unconsolidated communities in the Company’s consolidated statement of operations.  Sunrise remains the manager of the five communities under the same terms of the pre-existing management agreements with respect to management fees and contract length, which range from 12 to 27 years.

Operating Data for Third Quarter 2012

•                  Average unit occupancy for stabilized properties for the third quarter of 2012 was 89.2 percent, which was up 130 basis points from 87.9 percent for the third quarter of 2011 and up 90 basis points sequentially compared to 88.3 percent for same communities for the second quarter of 2012.

•                  Average daily revenue per occupied unit for stabilized properties increased 2.1 percent from $218.69 for the third quarter of 2011 to $223.24 for the third quarter of 2012.

•                  Stabilized property net operating income increased 7.5 percent from $145.4 million for the third quarter of 2011 to $156.3 million for the third quarter of 2012.  Overall, net operating income including lease up properties increased 7.9 percent from the third quarter of 2011 to the third quarter of 2012.

Stabilized properties are single properties or pools of properties owned or leased by Sunrise or owned by a joint venture or third party where the single property or all of the communities in the pool have been open and operating for more than 36 months as of September 30, 2012.

Subsequent to Quarter End

Health Care REIT Financing

On October 1, 2012, Sunrise entered into a credit agreement with Health Care REIT for approximately $467 million and borrowed $359 million in term loans under such agreement.  The borrowing was made to finance (i) Sunrise’s acquisition of the HVP interests (see below) in two ventures, and (ii) repay existing mortgage debt on the certain senior living facilities Sunrise acquired in those transactions.

On October 16, 2012, Sunrise borrowed an additional $104 million under the Health Care REIT credit agreement to finance (i) the acquisition of Sunrise’s partner interest in the MSREF joint venture in the United Kingdom (the “MSREF Interest”) (see below), and (ii) to repay the existing mortgage debt on two senior living facilities in the MSREF venture.

HVP Sun Investor LLC and HVP Sun Investor II LLC (“HVP”) Purchases

On October 1, 2012, Sunrise purchased HVP’s majority interests in two ventures in which Sunrise owned minority interests.  The ventures owned 16 senior living facilities.  Sunrise paid approximately $171.0 million for HVP’s interests and paid off the existing mortgage debt on 12 of the communities using proceeds from its Health Care REIT credit agreement and assumed $75 million of debt on four of the communities.

MSREF Purchase

On October 16, 2012, Sunrise purchased the 90.19% interest held by Morgan Stanley Real Estate Fund VI Special-A International, L.P., MSREF VI Special-B C.V., Morgan Stanley Real Estate Fund VI International-T, L.P., MREF VI TE C.V. and Morgan Stanley Real Estate Investors VI International, L.P. in a venture in which Sunrise owned 9.81%.  The venture owns 17 senior living facilities in the U.K. Sunrise paid £28.7 million (approximately $46 million) for MSREF’s interest.

Immediately following the acquisition, Sunrise repaid £35.7 million (approximately $57 million) of existing mortgage debt with respect to two of the senior living facilities.  Sunrise also entered into an amended and restated term loan facility agreement that modified the terms of the existing £401.9 million (approximately $645 million) of mortgage debt with Bank of Scotland plc with respect to 15 other senior living facilities.

KeyBank Credit Facility Amendment

On October 1, 2012, Sunrise entered into a First Amendment (the “Amendment”) to its Credit Agreement (the “Credit Facility”), dated June 16, 2011, with KeyBank National Association, as administrative agent.  The Amendment modified certain financial and other covenants in the Credit Facility to, among other things, permit the borrowings and security under the Health Care REIT credit agreement.  The financial and other covenant modifications will remain in place until the earlier to occur of (i) September 5, 2013 and (ii) 15 days after the termination of the Merger Agreement with Health Care REIT.

Supplemental Information

For additional details on Sunrise’s stabilized and lease up properties, please refer to the Supplemental Information attached. Also, additional supplemental information has been furnished to the Securities and Exchange Commission in a Form 8-K, and can also be found on the Supplemental Data link on the Investor Relations section of the Company’s website at http://suppdata.sunriseseniorliving.com/

Conference Call and Webcast

In light of the pending merger between Sunrise and Health Care REIT, Sunrise will not be hosting an earnings conference call.

About Sunrise Senior Living

Sunrise Senior Living, a McLean, Va.-based company, employs approximately 31,600 people. As of September 30, 2012, Sunrise operated 303 communities located in the United States, Canada and the United Kingdom, with a unit capacity of approximately 29,400 units. Sunrise offers a full range of personalized senior living services, including independent living, assisted living, care for individuals with Alzheimer’s and other forms of memory loss, as well as nursing and rehabilitative services. Sunrise’s senior living services are delivered by staff trained to encourage the independence, preserve the dignity, enable freedom of choice and protect the privacy of residents. To learn more about Sunrise, please visit http://www.sunriseseniorliving.com.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Sunrise believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that these expectations will be realized. Sunrise’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors including, but not limited to; the risk that the proposed merger with Health Care REIT, Inc. (“HCN”) and the related proposed sale of Sunrise’s management business will not close due to failure to satisfy the various conditions precedent thereto or have such conditions waived; the occurrence of any event, change or circumstances that could give rise to the termination of the Merger Agreement; the ability to obtain stockholder and regulatory approvals of the Merger on the timing and terms thereof; the risk that we may not be able to complete the Reorganization on the expected timing and terms thereof; completion of the Management Business Sale (or, if such sale does not occur and HCN requests that we spin off our management business, the spin-off of) the management business; unanticipated difficulties and/or expenditures relating to the Merger; the ability to extend leases on our operation properties at expiration; or the possibility that we will be unable to obtain certain third party consents, any of which events would likely have a material adverse effect on the market value of our common stock; the risk that we may be unable to reduce expenses and generate positive operating cash flows; the risk of future obligations to fund guarantees to some of our ventures and lenders to the ventures; the risk of further write-downs or impairments of our assets; the risk that we are unable to obtain waivers, cure or reach agreements with respect to existing or future defaults under our loan, venture and construction agreements; the risk that we will be unable to repay, extend or refinance our indebtedness as it matures, or that we will not comply with loan covenants; the risk that our ventures will be unable to repay, extend or refinance their indebtedness as it matures, or that they will not comply with loan covenants creating a foreclosure risk to our venture interest and a termination risk to our management agreements; the risk that we are unable to continue to recognize income from refinancings and sales of communities by ventures; the risk of declining occupancies in existing communities or slower than expected leasing of newer communities; the risk that we are unable to extend leases on our operating properties at expiration; the risk that some of our management agreements, subject to early termination provisions based on various performance measures, could be terminated due to failure to achieve the performance measures; the risk that our management agreements can be terminated in certain circumstances due to our failure to comply with the terms of the management agreements or to fulfill our obligations thereunder; the risk that ownership of the communities we manage is heavily concentrated in a limited number of business partners; the risk that our current and future investments in ventures could be adversely affected by our lack of sole decision-making authority, our reliance on venture partners’ financial condition, any disputes that may arise between us and our venture partners and our exposure to potential losses from the actions of our venture partners; the risk related to operating international communities that could adversely affect those operations and thus our profitability and operating results; the risk from competition and our response to pricing and promotional activities of our competitors; the risk that liability claims against us in excess of insurance limits could adversely affect our financial condition and results of operations including publicity surrounding some claims that may damage our reputation, which would not be covered by insurance; the risk of not complying with government regulations; the risk of new legislation or regulatory developments; the risk of changes in interest rates; the risk of unanticipated expenses; the risks of further downturns in general economic conditions including, but not limited to, financial market performance, downturns in the housing market, consumer credit availability, interest rates, inflation, energy prices, unemployment and consumer sentiment about the economy in general; the risks associated with the ownership and operation of assisted living and independent living communities; other risk factors contained in the Company’s Form 10-K filed with the SEC on March 1, 2012, as amended on March 15, 2012, and as may be amended or supplemented in our Form 10-Q filings. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. Unless the context suggests otherwise, references herein to “Sunrise,” the “Company,” “we,” “us” and “our” mean Sunrise Senior Living, Inc. and our consolidated subsidiaries.

SUNRISE SENIOR LIVING, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(In thousands, except per share and share amounts)	2012	2011
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$106,462	$49,549
Accounts receivable, net	47,744	40,538
Due from unconsolidated communities	12,058	17,926
Deferred income taxes, net	24,047	19,912
Restricted cash	50,691	47,873
Assets held for sale	5,929	1,025
Prepaid expenses and other current assets	27,622	12,290
Total current assets	274,553	189,113
Property and equipment, net	552,756	624,585
Intangible assets, net	35,046	38,726
Investments in unconsolidated communities including those accounted for under the profit-sharing method	19,392	42,925
Restricted cash	184,339	183,622
Restricted investments in marketable securities	2,690	2,479
Assets held in the liquidating trust	20,912	23,649
Other assets, net	9,811	13,269
Total assets	$1,099,499	$1,118,368

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of debt	$24,344	$77,861
Outstanding draws on bank credit facility	0	39,000
Liquidating trust notes, at fair value	24,161	26,255
Accounts payable and accrued expenses	173,525	134,157
Due to unconsolidated communities	288	404
Deferred revenue	10,538	11,804
Entrance fees	17,845	19,618
Self-insurance liabilities	42,560	42,004
Total current liabilities	293,261	351,103
Debt, less current maturities	470,201	450,549
Investments accounted for under the profit-sharing method	15,632	12,209
Self-insurance liabilities	39,414	43,611
Deferred gains on the sale of real estate and deferred revenues	0	8,184
Deferred income tax liabilities	24,047	19,912
Interest rate swap	19,966	21,359
Other long-term liabilities, net	94,276	109,548
Total liabilities	956,797	1,016,475
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	0	0
Common stock, $0.01 par value, 120,000,000 shares authorized, 58,389,117 and 57,640,010 shares issued and outstanding, net of 658,435 and 509,577 treasury shares, at September 30, 2012 and December 31, 2011, respectively	584	576
Additional paid-in capital	496,788	487,277
Retained loss	(352,543)	(385,294)
Accumulated other comprehensive loss	(8,234)	(5,932)
Total stockholders’ equity	136,595	96,627
Noncontrolling interests	6,107	5,266
Total equity	142,702	101,893
Total liabilities and equity	$1,099,499	$1,118,368

SUNRISE SENIOR LIVING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Operating revenue:
Management fees	$24,855	$23,496	$74,510	$72,110
Buyout fee	1,200	3,044	1,450	3,044
Resident fees for consolidated communities	121,599	120,855	376,067	323,027
Ancillary fees	8,460	7,641	24,754	22,751
Professional fees from development, marketing and other	521	553	999	1,398
Reimbursed costs incurred on behalf of managed communities	167,251	179,038	509,132	543,168
Total operating revenues	323,886	334,627	986,912	965,498
Operating expenses:
Community expense for consolidated communities	85,442	87,159	264,400	231,832
Community lease expense	16,315	18,746	53,454	55,071
Depreciation and amortization	9,624	10,536	31,442	26,165
Ancillary expenses	7,924	7,127	23,063	21,099
General and administrative	44,003	28,263	97,871	88,216
Carrying costs of liquidating trust assets and idle land	490	658	1,780	1,700
Provision for doubtful accounts	111	990	1,968	2,450
Impairment of long-lived assets	805	2,899	15,860	8,254
Gain on financial guarantees and other contracts	0	0	0	(12)
Costs incurred on behalf of managed communities	167,994	180,275	509,668	545,953
Total operating expenses	332,708	336,653	999,506	980,728
Loss from operations	(8,822)	(2,026)	(12,594)	(15,230)
Other non-operating income (expense):
Interest income	167	705	771	1,868
Interest expense	(6,157)	(6,373)	(22,646)	(12,537)
Gain on fair value resulting from business combinations, including pre-existing investments	0	0	7,470	11,250
Gain on fair value of liquidating trust note	0	0	0	88
Other income (expense)	2,151	(2,590)	2,062	(2,618)
Total other non-operating expense	(3,839)	(8,258)	(12,343)	(1,949)
Gain on the sale and development of real estate and equity interests	0	727	4,457	3,817
Sunrise’s share of earnings (loss) and return on investment in unconsolidated communities	32,445	5,304	60,994	(1,454)
Loss from investments accounted for under the profit-sharing method	(1,202)	(2,096)	(5,873)	(6,860)
Income (loss) before provision for income taxes and discontinued operations	18,582	(6,349)	34,641	(21,676)
Benefit from (provision for) income taxes	1,559	(72)	264	(1,575)
Income (loss) before discontinued operations	20,141	(6,421)	34,905	(23,251)
Discontinued operations, net of tax	1,491	(1,906)	(255)	(502)
Net income (loss)	21,632	(8,327)	34,650	(23,753)
Less: Income attributable to noncontrolling interests, net of tax	(509)	(407)	(1,899)	(1,408)
Net income (loss) attributable to common shareholders	$21,123	$(8,734)	$32,751	$(25,161)

Earnings per share data:
Basic net income (loss) per common share
Income (loss) before discontinued operations	$0.34	$(0.12)	$0.57	$(0.43)
Discontinued operations, net of tax	0.03	(0.03)	0.00	(0.01)
Net income (loss)	$0.37	$(0.15)	$0.57	$(0.44)

Diluted net income (loss) per common share
Income (loss) before discontinued operations	$0.33	$(0.12)	$0.55	$(0.43)
Discontinued operations, net of tax	0.02	(0.03)	0.00	(0.01)
Net income (loss)	$0.35	$(0.15)	$0.55	$(0.44)

SUNRISE SENIOR LIVING, INC.

Reconciliation For EBITDA, Adjusted EBITDA, and Adjusted EBITDAR

EBITDA, Adjusted EBITDA, and Adjusted EBITDAR

EBITDA, adjusted EBITDA, and adjusted EBITDAR are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles and should not be considered as a substitute for income/loss from operations or net income/loss. EBITDA, adjusted EBITDA, and adjusted EBITDAR are used by management to focus on performance and liquidity as EBITDA excludes depreciation and amortization, interest income, interest expense, and provision for income taxes.  Adjusted EBITDA further excludes buyout fees, allowance for uncollectible receivables from owners, impairment of long-lived assets, gain on financial guarantees and other contracts, gain on fair value resulting from business combinations, gain on fair value of liquidating trust note, other income/(expense), stock compensation, gain on the sale and development of real estate and equity interests, proportionate share of joint venture interest, taxes, transaction costs, depreciation, amortization, and rent, loss from investments accounted for under the profit-sharing method, and discontinued operations, net of tax.  Adjusted EBITDAR further excludes consolidated community lease expense and our share of lease expense from consolidated New York communities leased from a venture.

The following table reconciles adjusted EBITDA and adjusted EBITDAR to net income (loss) attributable to common shareholders (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net (loss) income attributable to common shareholders	$21.1	$(8.7)	$32.8	$(25.2)
Depreciation and amortization	9.6	10.5	31.4	26.2
Interest income	(0.2)	(0.7)	(0.8)	(1.9)
Interest expense	6.2	6.4	22.6	12.5
Provision for income taxes	(1.6)	0.1	(0.3)	1.6
EBITDA	35.1	7.6	85.7	13.2
Buyout Fees	(1.2)	(3.0)	(1.5)	(3.0)
Allowance for uncollectible receivables from owners	0.2	0.3	0.9	0.8
Impairment of long-lived assets	0.8	2.9	15.9	8.3
Gain on fair value resulting from business combinations	—	—	(7.5)	(11.3)
Gain on fair value of liquidating trust note	—	—	—	(0.1)
Other income/(expense)	(2.2)	2.6	(2.1)	2.6
Stock compensation	3.0	2.2	7.8	5.9
Gain on the sale and development of real estate and equity interests	—	(0.7)	(4.5)	(3.8)
Proportionate Share of Joint Venture Interest, Taxes, Transaction Costs, Depr., Amort., and rent, net of equity in earnings	(19.1)	4.4	(24.7)	33.4
Loss from investments accounted for under the profit-sharing method	1.2	2.1	5.9	6.9
Discontinued operations, net of tax	(1.5)	1.9	0.3	0.5
Adjusted EBITDA	$16.3	$20.3	$76.2	$53.4
Consolidated Community Lease Expense	12.0	14.5	40.3	42.7
Lease expense from Consolidated New York communities leased from a venture (Sunrise share)	1.7	1.7	5.3	4.9
Adjusted EBITDAR	$30.0	$36.5	$121.8	$101.0

Sunrise’s general and administrative expense included $9.6 million in transaction costs related to the proposed merger with HCN and the management business sale for the quarter and nine months ended September 30, 2012.

Sunrise Senior Living

Community Data

Ownership Type

Portfolio Breakout
By Senior Living Service/Care Options		Revenue by Payor Mix
Percentage of Total Resident Occupancy As of 9/30/12		Three Months Ended September 30, 2012
Assisted Living	56.0%	Private Pay	94.8%
Independent Living	15.4%	Medicare	3.1%
Memory Care	26.1%	Medicaid	2.1%
Skilled Nursing	2.5%	Total	100.0%
Total	100.0%

Stabilized Properties (2)

			Unit Occupancy				Net Operating Income (1)				Community Operating Revenue		Revenue per Occupied Unit
			Three Months Ended		Nine Months Ended		Three Months Ended		Nine Months Ended		Three Months Ended		Three Months Ended
			September 30,		September 30,		September 30,		September 30,		September 30,		September 30,
Ownership Type	Comm.	Units	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011
Consolidated (4)	23	2,111	85.7%	84.1%	84.8%	83.0%	$12,511,305	$10,406,300	$35,571,354	$31,073,783	$36,409,674	$34,861,511	$218.64	$214.44
Leased (4)	23	5,326	89.5%	89.2%	89.2%	89.3%	18,099,453	17,527,864	54,259,754	57,043,720	71,886,447	71,288,799	163.92	163.09
Joint Ventures-US	66	4,910	90.2%	88.7%	89.5%	88.7%	34,234,643	28,616,686	95,774,789	85,809,275	103,660,605	97,456,401	250.07	239.04
Joint Ventures-UK	22	1,833	85.6%	87.9%	86.6%	87.2%	15,348,505	15,114,457	46,335,311	41,700,240	43,989,500	44,735,361	304.74	301.98
Managed	152	13,341	89.8%	87.6%	89.0%	87.2%	76,056,303	73,689,363	222,592,003	212,804,207	250,006,017	239,405,812	226.72	222.69
Total Stabilized	286	27,521	89.2%	87.9%	88.6%	87.6%	$156,250,209	$145,354,670	$454,533,211	$428,431,225	$505,952,243	$487,747,884	223.24	218.69

Lease-Up Properties (3)

			Unit Occupancy				Net Operating Income (1)				Community Operating Revenue		Revenue per Occupied Unit
			Three Months Ended		Nine Months Ended		Three Months Ended		Nine Months Ended		Three Months Ended		Three Months Ended
			September 30,		September 30,		September 30,		September 30,		September 30,		September 30,
Ownership Type	Comm.	Units	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011
Joint Ventures-US	11	1,355	74.4%	66.9%	72.1%	63.1%	4,773,828	4,165,576	13,681,260	10,312,607	16,780,420	15,508,092	195.43	202.88
Managed	6	506	91.9%	79.8%	88.5%	75.5%	3,767,727	3,187,323	11,049,033	8,400,973	10,919,386	9,970,077	278.90	289.22
Total Lease Up	17	1,861	79.2%	70.4%	76.6%	66.5%	$8,541,555	$7,352,899	$24,730,293	$18,713,580	$27,699,806	$25,478,169	215.19	222.79

Total Properties

			Unit Occupancy				Net Operating Income (1)				Community Operating Revenue		Revenue per Occupied Unit
			Three Months Ended		Nine Months Ended		Three Months Ended		Nine Months Ended		Three Months Ended		Three Months Ended
			September 30,		September 30,		September 30,		September 30,		September 30,		September 30,
Ownership Type	Comm.	Units	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011
Consolidated (4)	23	2,111	85.7%	84.1%	84.8%	83.0%	$12,511,305	$10,406,300	$35,571,354	$31,073,783	$36,409,674	$34,861,511	$218.64	$214.44
Leased (4)	23	5,326	89.5%	89.2%	89.2%	89.3%	18,099,453	17,527,864	54,259,754	57,043,720	71,886,447	71,288,799	163.92	163.09
Joint Ventures-US	77	6,265	86.8%	84.0%	85.7%	83.2%	39,008,471	32,782,262	109,456,049	96,121,882	120,441,025	112,964,493	240.69	233.33
Joint Ventures-UK	22	1,833	85.6%	87.9%	86.6%	87.2%	15,348,505	15,114,457	46,335,311	41,700,240	43,989,500	44,735,361	304.74	301.98
Managed	158	13,847	89.9%	87.4%	88.9%	86.8%	79,824,030	76,876,686	233,641,036	221,205,180	260,925,403	249,375,889	227.94	224.06
Total Properties	303	29,382	88.6%	86.8%	87.9%	86.2%	$164,791,764	$152,707,569	$479,263,504	$447,144,805	$533,652,049	$513,226,053	222.86	218.86

Footnotes:

(1)  Net operating income from consolidated and leased communities is not reduced by allocated management fees as we eliminate management fees from consolidated and leased communities.

(2)  Stabilized properties are single properties or pools of properties owned or leased by us or owned by a joint venture or third party where the single property or all of the communities in the pool have been open and operating for more than 36 months as of September 30, 2012.

(3)  Lease-up properties are single properties or pools of properties owned or leased by us or owned by a joint venture or third party where the single property or any of the communities in the pool have been open and operating for less than 36 months as of September 30, 2012.

(4)  Net operating income is a non-GAAP measure.  Our nearest GAAP measure on our consolidated statement of operations is income/(loss) from operations.  Net operating income excludes depreciation, amortization, lease expense, and impairment charges from these communities.  On page 6 of the supplemental tables please refer to a complete reconciliation of net operating income to income/(loss) from operations.

Stabilized Properties (1)

			Sequential Same Community-Unit Occupancy
			Three Months Ended	Three Months Ended	Three Months Ended
			September 30,	June 30,	March 31,
Ownership Type	Comm.	Units	2012	2012 (3)	2012 (3)
Consolidated	23	2,111	85.7%	84.4%	84.3%
Leased	23	5,326	89.5%	88.9%	89.2%
Joint Ventures-US	66	4,910	90.2%	89.2%	88.9%
Joint Ventures-UK	22	1,833	85.6%	86.3%	88.0%
Managed	152	13,341	89.8%	88.7%	88.4%
Total Stabilized	286	27,521	89.2%	88.3%	88.3%

Lease-Up Properties (2)

			Sequential Same Community-Unit Occupancy
			Three Months Ended	Three Months Ended	Three Months Ended
			September 30,	June 30,	March 31,
Ownership Type	Comm.	Units	2012	2012 (3)	2012 (3)
Joint Ventures-US	11	1,355	74.4%	71.0%	71.0%
Managed	6	506	91.9%	88.7%	85.1%
Total Lease Up	17	1,861	79.2%	75.8%	74.8%

Total Properties

			Sequential Same Community-Unit Occupancy
			Three Months Ended	Three Months Ended	Three Months Ended
			September 30,	June 30,	March 31,
Ownership Type	Comm.	Units	2012	2012 (3)	2012 (3)
Consolidated	23	2,111	85.7%	84.4%	84.3%
Leased	23	5,326	89.5%	88.9%	89.2%
Joint Ventures-US	77	6,265	86.8%	85.3%	85.0%
Joint Ventures-UK	22	1,833	85.6%	86.3%	88.0%
Managed	158	13,847	89.9%	88.7%	88.2%
Total Properties	303	29,382	88.6%	87.5%	87.4%

Footnotes:

(1)  Stabilized properties are single properties or pools of properties owned or leased by us or owned by a joint venture or a third party where the single property or all of the communities in the pool have been open and operating for more than 36 months as of September 30, 2012.

(2)  Lease-up properties are single properties or pools of properties owned or leased by us or owned by a joint venture or third party where the single property or any of the communities in the pool have been open and operating for less than 36 months as of September 30, 2012.

(3)  For sequential same community purposes, we have provided revised March 31, 2012 and June 30, 2012 occupancy tables which includes the same community count that exists as of the period ended September 30, 2012.